Exhibit 5

              LETTERHEAD OF ARENT FOX KINTNER PLOTKIN & KAHN, PLLC

                                January 24, 2001

The Board of Directors
TLC Laser Eye Centers Inc.
5600 Explorer Drive
Suite 301
Mississauga, Ontario L4W 4Y2
Canada

Gentlemen:

We have acted as counsel to TLC Laser Eye Centers Inc. (the "Company") with respect to the Company's Registration Statement on Form S-8, filed by the Company with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of 1,250,000 shares of Common Stock, par value $.01 per share (the "Shares").

As counsel to the Company, we have examined the Company's Certificate of Incorporation and such records, certificates and other documents of the Company, as well as relevant statutes, regulations, published rulings and such questions of law, as we considered necessary or appropriate for the purpose of this opinion.

We assume that, prior to the sale of any Shares to which the Registration Statement relates, appropriate action will be taken to register and qualify such Shares for sale, to the extent necessary, under any applicable state securities laws.

Based on the foregoing, we are of the opinion that the additional 1,000,000 Shares subject to the TLC Laser Eye Centers Inc. Share Option Plan approved by stockholders on October 26, 2000 (the "Plan") and the 250,000 Shares issuable on the exercise of options granted under the Employment Agreement dated July 31, 2000 of Thomas G. O'Hare (the "Employment Agreement") when delivered and paid for in accordance with the terms of the Employment Agreement and the Plan, will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to all references to our firm in the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the General Rules and Regulations thereunder.

                                        Very truly yours,


                                        Arent Fox Kintner Plotkin & Kahn, PLLC